EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to incorporation by reference in the registration statement on Form S-3 of Mid-America Apartment Communities, Inc. and to the reference to our firm under the heading "Experts" of our report dated March 27, 1998 relating to the consolidated balance sheets of Mid-America Apartment Communities, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which report is included in the 1997 annual report on Form 10-K of Mid-America Apartment Communities, Inc., as amended. Our report contains an explanatory paragraph that states that the Company changed its accounting method to capitalize replacement purchases for major appliances and carpet in 1996.

                                          /s/ KPMG LLP
                                              KPMG LLP

Memphis, Tennessee
February 24, 1999